EXHIBIT 23(ii)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Pharmacia's Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Pfizer Inc. dated April 16, 2003, of our report dated November 1, 2002 (November 15, 2002 as to Note 24) on the consolidated financial statements of Monsanto Company and subsidiaries as of August 13, 2002 and for the period from January 1, 2002 to August 13, 2002; and of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, in 2000), on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 insofar as such reports relate to the consolidated financial statements of Monsanto Company and subsidiaries as of August 13, 2002 and for the period from January 1, 2002 to August 13, 2002, and as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 and the incorporation by reference in Pharmacia's Form 10-K for the year ended December 31, 2002 which is incorporated by reference in Pfizer Inc.'s Registration Statements on Form S-8 (Nos. 2-87473, 33-34139, 33-38708, 33-44053, 33-49631, 33-53713, 33-55771, 33-56979, 33-02061, 333-36371,
333-50899, 333-76839, 333-90975, 333-39606, 333-39610, 333-59660 and 333-59654),
on Form S-3 (Nos. 33-49629, 33-56435, 333-48382, 333-100853 and 33-56435), and
on Form S-4 (Nos. 33-57709 and 333-90975) under the Securities Act of 1933.


Deloitte & Touche LLP
St. Louis, Missouri
April 16, 2003